UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2002

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

16505 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-3731
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5.    OTHER EVENTS

On June 8, 2000, the Securities and Exchange Commission (“SEC”) issued a formal order of investigation of the Company and certain officers, directors, employees and other individuals presently and formerly associated with the Company to determine whether any violations of the federal securities laws occurred during 1998 and 1999. The investigation relates to the Company’s revenue recognition policies, accounting controls, financial reports and other public disclosures during that time period.

Pursuant to an offer of settlement submitted by the Company, on September 30, 2002, the SEC instituted and simultaneously settled a proceeding against the Company under Section 8A of the Securities Act of 1933 (the “Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (the “Exchange Act”). Without admitting or denying the allegations of the Commission’s order, the Company agreed to the entry of an order requiring that it cease and desist from committing or causing any violations and any future violations of the antifraud provisions of the Securities Act and the antifraud, periodic reporting, record keeping and internal control provisions of the federal securities laws set forth in Section 17(a) of the Securities Act and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder.

The Commission’s order states that the Company materially overstated its earnings before income taxes for each of the quarters of 1998 and 1999 as well as for fiscal year 1998, and that the Company’s revenue recognition practices resulted in material misstatements and omissions in the financial statements contained in the Company’s Annual Report on Form 10-K as originally filed for the year ended December 31, 1998 and the Company’s Quarterly Reports on Form 10-Q as originally filed for each of the first three quarters of both 1998 and 1999. In 2000 and 2001, the Company restated its financial statements for 1998 and 1999. No further restatements of the Company’s financial statements are required by the order, and the Company does not expect that the entry of the order will have a material adverse impact on its financial condition or results of operations.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 30, 2002.

FLIR SYSTEMS, INC. (Registrant)

/s/ STEPHEN M. BAILEY
Stephen M. Bailey Senior Vice President and Chief Financial Officer